Exhibit 10.9

Green Plains Commodity Management LLC             June 18, 2025
Attn: EVP of Risk
1811 Aksarben Dr.
Omaha, NE 68106
Facsimile: (402) 952-4916

Fourth Amendment to Credit Facility

Dear Sir/Madam,

Macquarie Bank Limited (“MBL”), Macquarie Futures USA LLC (“MFUSA”), and Green Plains Commodity Management LLC (“Borrower”) are parties to an agreement dated as of April 30, 2018 and amended as of June 18, 2019, November 24, 2021 and February 20, 2022 (as amended, restated or otherwise modified from time to time, the “Agreement”) pursuant to which MBL may, in its sole discretion, from time to time, provide a revolving credit facility to Borrower.

WHEREAS, MBL, MFUSA and Borrower (the “Parties”) desire to amend the Agreement to decrease the amount of the Guaranty.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section III A. is deleted and replaced with the following:

“A. In any date, the aggregate outstanding principal amount of all Advances made by MBL to Borrower hereunder (together with accrued and unpaid interest thereon) shall not exceed TWENTY MILLION United States Dollars (US$20,000,000.00)”.

Borrower represents and warrants that it is in compliance with all representations, warranties, covenants and requirements contained in the Agreement and the Customer Agreement as of the date of this Amendment. Borrower acknowledges and ratifies the existence of the security interest granted by Borrower in favor of MBL pursuant to the Agreement. Except as expressly provided herein, all of the representations, warranties, terms, covenants, conditions and other provisions of the Agreement shall remain in full force and effect in accordance with their terms and are in all respects hereby ratified and confirmed. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended hereby and shall not be deemed to be an amendment of or modification of any other term or provision of the Agreement or of any transaction. Capitalized terms used in this agreement and not otherwise defined herein will have the meaning given to them in the Agreement.

This Amendment shall be construed in accordance with and governed by the laws of the State of New York without reference to its choice of law doctrine. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this agreement. Each party irrevocably submits to the exclusive jurisdiction of the U.S. Federal and New York State courts located in the Borough of Manhattan in New York City, New York in connection with any action, suit or proceeding arising out of or related to this Amendment, and hereby waives the right to object to the venue of any such action, suit or proceeding in any such courts. This agreement may be executed in a number of counterparts and all those counterparts taken together will constitute one and the same agreement.

Yours sincerely,

MACQUARIE BANK LIMITED

By:    /s/ Lizzy Dexter
Name:    Lizzy Dexter
Title:    Managing Director

By:    /s/ Philippa Rowe
Name: Philippa Rowe
Title:    Associate Director

ACCEPTED AND AGREED:

GREEN PLAINS COMMODITY MANAGEMENT LLC

By:    /s/ Will Joekel
Name: Will Joekel
Title:    VP & Treasurer

[Additional signature page follows]

MACQUARIE FUTURES USA LLC

By:    /s/ Alasdair McBarnet
Name:    Alasdair McBarnet
Title:    President

By:    /s/ Phyllis Liebmann
Name: Phyllis Liebmann
Title:    Associate Director